IBM 4Q23 Earnings Prepared Remarks Introduction Thank you. I’d like to welcome you to IBM’s fourth quarter 2023 earnings presentation. I’m Olympia McNerney, and I’m here today with Arvind Krishna, IBM’s Chairman and Chief Executive Officer, and Jim Kavanaugh, IBM’s Senior Vice President, and Chief Financial Officer. We’ll post today’s prepared remarks on the IBM investor website within a couple of hours, and a replay will be available by this time tomorrow. To provide additional information to our investors, our presentation includes certain non-GAAP measures. For example, all of our references to revenue and signings growth are at constant currency. We’ve provided reconciliation charts for these and other non-GAAP financial measures at the end of the presentation, which is posted to our investor website. Finally, some comments made in this presentation may be considered forward looking under the Private Securities Litigation Reform Act of 1995. These statements involve factors that could cause our actual results to differ materially. Additional information about these factors is included in the company’s SEC filings. So with that, I’ll turn the call over to Arvind. Exhibit 99.1

IBM 4Q23 Earnings Prepared Remarks CEO Perspective Thank you for joining us. We had a solid close to 2023 with growth across our businesses, and strong cash generation. Our fourth quarter and full year results demonstrate the strength of our portfolio and sustainability of our revenue growth. We are pleased with the progress we made in 2023, delivering revenue growth of 3% and over $11 billion of free cash flow. Two-thirds of the way through our mid-term model, I am proud of our achievements. Since 2021, we delivered average revenue growth for IBM and for each segment at or above our model. The overall trends we are seeing reinforce our views of the future. We are confident in achieving our mid-term revenue model and the strength of our diversified business model allows us to make progress each quarter. We entered the year intent on enhancing our Software portfolio and strengthening our Consulting position. We have done both. Mid-last year, we launched watsonx, our flagship AI and data platform, and we are excited by the traction we are seeing. Consulting has delivered durable revenue growth through the year, despite an uneven macro environment. Our expanding ecosystem, skills and technical expertise, global reach and co-creation approach not only set us apart, but also contributed to our consulting performance outpacing that of our competitors. This year also underscored the enduring nature and relevance of our zSystems platform. Before getting into the execution of our strategy, I’ll make a few comments about what we see in the current environment. I expect many macro trends to be similar to 2023. Technology demand will continue to be strong and serve as a major driving force behind global economic and

IBM 4Q23 Earnings Prepared Remarks business growth. It allows businesses to scale, offer better services, drive efficiencies and seize new market opportunities. Every client I speak with is asking about how to boost productivity with AI and how to manage their technology stack, much of which is deployed across a hybrid environment – public, private and on premises. These trends continue to fuel demand for both hybrid cloud and Artificial Intelligence. I will now provide some color on the progress we are making in the execution of our strategy, starting with AI. Our approach to AI for business is resonating. Earlier in 2023, we introduced watsonx – IBM’s core platform that enables clients to train, tune, validate and deploy AI models. We believe AI will be multi-model, with our clients leveraging a combination of models – IBM's, open-source, their own proprietary models and those of other companies. Flexibility of deployment is key. Simply put, we meet clients where they are, and allow clients to deploy AI models across multiple environments. In the fourth quarter we released watsonx.governance to help clients and partners govern and instill trust in generative AI. This toolkit helps organizations manage and monitor their AI and prepare for compliance with future AI-related regulation. IBM was recently named a leader in generative AI for governance platforms by IDC. As I have mentioned before, IBM was one of the first companies to announce indemnification of all our models. Additionally, IBM and Meta announced in December the formation of the AI Alliance, a group of seventy industry and academic leaders joining together to advance open, safe and responsible AI. We continue to believe our Consulting business will be an early beneficiary of AI. We are the only provider today that offers both a technology stack with our watsonx platform and consulting services for deploying and managing generative AI. The early work for clients around data

IBM 4Q23 Earnings Prepared Remarks architecture, security and governance is critical – and hard – and we think consulting expertise is going to be crucial here. Just as we quickly ramped a meaningful practice around Red Hat to address the hybrid cloud opportunity, we are on a similar trajectory with generative AI. Consulting is a core driver of our value proposition for clients. Last quarter I shared with you that our book of business in the third quarter specifically related to generative AI and watsonx was in the low hundreds of millions. Since then, demand continues to increase, and our book of business in the fourth quarter is roughly double that third quarter amount. We continue to have thousands of hands-on client interactions, including an acceleration in pilots that were completed during the quarter. Software transactional revenue and SaaS ACV was approximately one- third of our book of business related to generative AI in the fourth quarter, and two-thirds was Consulting signings. There was a balance of both large and small transactions across both segments. Enterprise use cases addressing code modernization, customer service and digital labor continue to offer meaningful near-term benefits to clients. We’ve been collaborating with numerous clients using watsonx Code Assistant for Ansible. This includes a successful pilot with Citi where initial results point to substantial developer productivity and code quality improvements, that have led to plans for a rapid expansion focused on scaling for enterprise-wide outcomes. This is just one of many examples. In other industries, we have done work with clients such as NatWest, Lockheed Martin and Boehringer Ingelheim. We are working on an interesting use case with the Sevilla Futbol Club, using watsonx to find the right players to sign by describing attributes across a database of more than 200,000 scouting reports.

IBM 4Q23 Earnings Prepared Remarks As clients build out their AI strategies and focus on driving ROI and productivity, the importance of optimizing IT spend and consumption is magnified. Apptio, our virtual command center for managing technology investments, comes up in nearly all of my client discussions. The value proposition is clearly resonating. Looking beyond AI, we had a number of important client wins in the fourth quarter. For example, we are helping NATO strengthen their cybersecurity posture and build out a customized solution to have greater visibility into cyber threats and respond to them more quickly. We are working with Riyadh Air to help them drive their digital and technology strategy and establish their hybrid cloud integration platform. We also saw meaningful Consulting renewals which combined with new wins, highlights the focus and unique strengths of our capabilities. Our strategic partnerships with companies such as SAP, AWS, Microsoft, Salesforce and Adobe continue to expand and thrive. For instance, we are working together with Adobe to embed watsonx into their platform. We also continued to deepen our partnership with SAP through further collaboration across watsonx and quantum. We also have several new watsonx ISV partners. What we see is clear. Many ISVs are eager to work with us, as a trusted provider that understands enterprise needs. We continue to invest and bring new innovations to the market in other areas as well. In the quarter, Red Hat enhanced its Ansible Automation Platform, introducing new offerings like Ansible Lightspeed and Event- Driven Ansible. We announced the availability of Red Hat Device Edge to manage workloads and deliver automation at the edge. In quantum computing, we introduced Heron, the most advanced quantum processor, and the System Two, a modular quantum computer.

IBM 4Q23 Earnings Prepared Remarks Focusing our portfolio remains a key priority. We completed nine acquisitions this year, including Apptio and we recently announced the acquisition of StreamSets and webMethods from Software AG, which we expect to close mid-year. With respect to divestitures, we announced the sale of our Weather assets which we expect to close in the first quarter. We also announced the Enterprise AI Venture Fund, a $500 million fund with the goal of partnering with the startup community to tap into the latest AI innovations in the market and help them scale. In summary, I believe that the changes we have made to our business over the last couple of years position us for the evolving technology landscape. As I reflect on our performance since we presented our mid- term model in October of 2021, I am pleased with the progress we have made internally and with our clients. We have delivered average revenue growth for IBM, in line with our mid-term model. And this is true for all our segments. Software has delivered average growth at the high end of the mid-single digit model. Consulting delivered average growth in line with the high-single digit model. And Infrastructure is well ahead of expectation. This performance gives me confidence as we move into the new year. For 2024, we expect performance in line with our mid-term model with mid-single digit revenue growth and about $12 billion of free cash flow. This keeps us firmly on a path of sustainable growth. Jim will now take you through the details of the quarter and our expectations for 2024. Jim, over to you.

IBM 4Q23 Earnings Prepared Remarks Financial Highlights Thanks Arvind. In the fourth quarter, we delivered $17.4 billion in revenue, $4.2 billion of operating pre-tax income and operating earnings per share of $3.87. And we generated $6.1 billion of free cash flow. This wrapped up another solid year where we continue to deliver durable growth in our re-positioned business, aligned with client priorities of digital transformation and driving productivity. Taking a step back, let me touch on the full year before I go into additional details of the quarter. Our revenue for the year was nearly $62 billion, up 3%, and in line with our expectation 90 days ago. We generated $10.3 billion of operating pre-tax income and operating earnings per share of $9.62. Our free cash flow was $11.2 billion, our strongest level of cash generation since 2019. Revenue performance for the year was again led by Software and Consulting. Software grew by over 5%, with good growth across Hybrid Platform & Solutions and Transaction Processing. Consulting revenue was up over 6%, with solid growth every quarter and broad-based growth across all 3 lines of business, highlighting the durability of our results and differentiated client offerings. Infrastructure was down 4%, reflecting product cycle dynamics. Our revenue growth and productivity initiatives led to margin expansion and strong free cash flow generation. For the full year, we expanded operating gross profit margin by 130 basis points, with every segment growing margin across every quarter. Our operating pre-tax margin expanded by 40 basis points, in line with our expectations and driven by

IBM 4Q23 Earnings Prepared Remarks strong productivity gains and operating leverage. And this includes a 110- basis point headwind from currency dynamics. Now, turning to a deeper dive on the quarter, our revenue was up over 3%. Software revenue was up 2%. Our fourth quarter performance reflects continued growth in our recurring revenue and a wrap on last year’s seasonally strong transactional performance. Consulting had another solid quarter with five-and-a-half percent revenue growth, which is a sequential improvement in the growth rate. We had good signings performance and a trailing twelve-month book-to-bill ratio over 1.15. This continued momentum in Consulting is reflective of how we work with clients, the investment we are making in skills and talent, velocity in our strategic partnerships and our integrated value proposition. We had great Infrastructure performance this quarter. Revenue was up 2%, with growth in both zSystems and Distributed Infrastructure. This performance is particularly notable given it’s the seventh quarter of the z16 cycle, and in our seasonally largest quarter, again highlighting the innovation we are bringing to this mission-critical platform. Looking at our profit metrics, we expanded operating gross margin by 140 basis points and operating pre-tax margin by 110 basis points, inclusive of a 150-basis point currency headwind to pre-tax margin. Currency impacted operating pre-tax profit growth in the quarter by over $200 million. Margin expansion was driven by our operating leverage and ongoing productivity initiatives, which allowed for continued investments to drive innovation in our portfolio. You can see this in our higher R&D expense. Our operating tax rate was 14%, which is flat versus last year. And our operating earnings per share of $3.87 was up 8%. We remain laser focused on our productivity initiatives as we digitally transform our business processes and scale AI within IBM. This includes

IBM 4Q23 Earnings Prepared Remarks simplifying our application and infrastructure environments, streamlining our supply chain, aligning our teams by workflow, reducing our real estate footprint and enabling a higher value-add workforce through automation and AI driven efficiencies. Against a target of $2 billion in annual run rate savings by the end of 2024, which I mentioned back in April of last year, we have already achieved over one-and-a-half billion dollars. Our productivity initiatives have allowed us to increase our investments in innovation, technical and industry skills and go-to-market capabilities including our ecosystem. And we have accomplished this while simultaneously growing our profit margin and free cash flow, which in turn has increased our financial flexibility. This remains our playbook going forward, and given our success to date, we now believe we can achieve at least $3 billion in annual run rate savings by the end of 2024. Overall, the combination of our revenue and margin performance resulted in 9% growth in our operating pre-tax profit for the quarter. This contributed to our free cash flow performance. For the year, we generated $11.2 billion of free cash flow, up $1.9 billion year over year. The largest driver of this growth comes from $900 million of Adjusted EBITDA. For better transparency, we have included a view of our Adjusted EBITDA performance in our supplemental slides. Our free cash flow growth also reflects benefits of about $400 million from working capital efficiencies, which is consistent with what we’ve been suggesting throughout the year. Capex was also down about $400 million, reflecting actions to optimize our real estate portfolio. These actions reduced our net capex, although had limited benefit to our profit performance. In terms of cash uses for the year, we invested over $5 billion to acquire nine companies, and we returned just over $6 billion to shareholders in the form of dividends. Looking at the balance sheet, we ended the year with a strong liquidity position with cash of thirteen-and-a-half billion

IBM 4Q23 Earnings Prepared Remarks dollars, which is up $4.6 billion year over year. Total debt is up $5.6 billion over the same period and our debt balance ended the year at fifty-six-and- a-half billion dollars, including approximately $12 billion of debt associated with our financing business. Our retirement-related plans remain in a strong financial position. At year end, our worldwide tax-qualified plans are funded at 111%, with the US at 123%.

IBM 4Q23 Earnings Prepared Remarks Software Turning to our segments, Software grew 2%, with growth across both Hybrid Platform & Solutions and Transaction Processing. This quarter’s performance again reflects growth in our high-value, recurring revenue base, which was up mid-single digits. I’ll remind you this comprises about 80% of our annual software revenue. Transaction Processing, with its strong base of recurring revenue, delivered revenue growth of 4%. Clients continue to value this portfolio of mission-critical software, supporting growing workloads on our hardware platforms like zSystems. This, together with price increases, contributed to growth in both recurring and transactional software revenue in Transaction Processing for the year. Hybrid Platform & Solutions revenue was up 1%. Within this performance, Red Hat revenue was up 7%, Automation was flat, Data & AI was up 1% and Security declined. Looking across Hybrid Platform & Solutions, the strength of our recurring base of business is evident in our ARR, now $14.4 billion, and up over 7% since last year. We also faced a tough compare here in the fourth quarter, wrapping on seasonally strong transactional performance, including strength in ELAs, as we discussed at the start of the year. What played out in the fourth quarter reflects just these dynamics. And while transactional revenue overall was significant, it was down year to year a little more than expected. In Red Hat, revenue performance was similar to last quarter, as we continue to see dampened growth in consumption-based services. Our future growth indicators are encouraging. Red Hat annual bookings were up 17%, including double-digit bookings growth across all three key

IBM 4Q23 Earnings Prepared Remarks offerings - RHEL, OpenShift and Ansible. Renewals have been strong this quarter, with our NRR up well over 100%, and up six points over last year. And OpenShift continued its strong performance, with annual recurring revenue of $1.2 billion. Beyond OpenShift, our platform-based approach is resonating with clients. We’re seeing growing interest in our generative AI platform, watsonx, as Arvind touched on earlier. And we’ve been investing to both extend and expand our hybrid cloud and AI capabilities in Software - from new offerings in Ansible to the launch of watsonx.governance to the announced acquisition of StreamSets and webMethods. Looking at Software profit, gross profit margin expanded, and pre-tax margin was flat, with the latter reflecting key investments in innovation and about two points of currency impact in the quarter.

IBM 4Q23 Earnings Prepared Remarks Consulting In Consulting, our revenue in the quarter was up five-and-a-half percent. We continue to see solid demand for data and technology transformation projects with a focus on AI and analytics. Clients are also prioritizing cloud modernization and cloud-based application development projects. This focus on digital transformation and AI initiatives to drive productivity and cost savings has been consistent throughout the year. Our ability to address these client demands drove signings growth of 8% with a 1.3 book-to-bill ratio in the quarter. That caps off a solid year where signings grew at a high-teens rate, and with this, our trailing twelve-month book-to-bill ratio remains over 1.15. There has been significant interest this year regarding our consulting outperformance relative to competitors. Let me give you my thoughts on what differentiates us – our integrated value, investments in skills and strategic partnerships, and focused execution. First, we are the only technology company with a consulting business at scale. This unique integrated value proposition helps our clients implement digital transformations and generative AI solutions. Second, we repositioned our portfolio to address our clients’ top priorities through investments in skills, capabilities and strategic partnerships. Consulting is even more powerful when working in collaboration with our partners. Our strategic partnerships now make up over 40% of our Consulting revenue and delivered double-digit growth in both signings and revenue for the full year. Within this performance, our AWS and Azure practices each grew revenue more than 50% for the year. Finally, our solid results throughout the year demonstrate our focus on execution.

IBM 4Q23 Earnings Prepared Remarks When you look at our three lines of business in Consulting, we have consistently delivered solid revenue performance. Business Transformation revenue grew 5%, for the third consecutive quarter, again led by data and technology transformations including AI and analytics- focused projects. Finance and supply chain transformations also contributed to growth. Technology Consulting revenue was up over 4% with growth in cloud modernization projects and cloud-based application development. Application Operations revenue grew 6% driven again by cloud application management and platform engineering services with both strategic partnerships and Red Hat engagements contributing to growth. Moving to Consulting profit, we expanded gross margin 30 basis points and delivered pre-tax margin of eleven-and-a-half percent, which is up 50 basis points year to year. Our pre-tax margin performance continues to reflect the pricing and productivity actions we have taken, offsetting increased labor costs and nearly a point of currency impact.

IBM 4Q23 Earnings Prepared Remarks Infrastructure In our Infrastructure business, revenue was up 2%. Hybrid Infrastructure revenue grew 7% and Infrastructure Support declined 9%. Within Hybrid Infrastructure, zSystems revenue was up 8%. Now seven quarters into the product cycle, z16 revenue performance has significantly outperformed prior cycles, including the successful z15 cycle. The z16 program incorporates a number of key innovations for our clients including cloud- native development for hybrid cloud, embedded AI at scale, quantum safe cyber-resilient security, energy efficiency and strong reliability and scalability. Clients are increasingly leveraging zSystems for more and more workloads – and that translates to demand for more capacity which we describe in terms of MIPs. In fact, installed MIPs have roughly doubled over the last two cycles. Putting this all together, zSystems remains an enduring platform, driving not just hardware adoption but also related software, storage and services. Distributed Infrastructure revenue was up 7%, with growth across both Power and Storage. Power performance was fueled by demand for data intensive workloads on Power 10, and Storage traction was aligned to the success of the z16 cycle we just mentioned. Infrastructure support revenue declined given our successful hardware performance. Looking at Infrastructure profit, we delivered gross profit and pre-tax margin expansion. Pre-tax margin expanded 280 basis points in the quarter, reflecting benefits from productivity, while absorbing over a point of impact from currency.

IBM 4Q23 Earnings Prepared Remarks Summary Now, let me bring it back to the IBM level to wrap it up. As Arvind mentioned, we are now two-thirds of the way through our mid-term model. And so, I’d say it’s a good time to reflect on what we have accomplished over this period. Let me start with the actions we’ve taken to execute our strategy and deliver sustainable revenue and free cash flow growth. We aligned our business to a platform-centric model focused on hybrid cloud and AI. Our go-to-market is based on more technical and experiential selling. We opened IBM’s ecosystem and strategic partnerships to give our clients greater choice and technical depth and give IBM multiple ways to win across our portfolio. We have invested in innovation and skills, and pursued strategic M&A. And we presented a simplified reporting structure to give increased transparency into our performance. These actions resulted in a fundamentally different company with an improved business mix and a higher-value recurring revenue base. Today, our growth vectors of Software and Consulting represent 75% of our revenue base, up from about 55% in 2020. And our stable recurring revenue stream represents about half of IBM's revenue. As Arvind said, our two-year average revenue growth is in line with our mid-single digit model, and our segments have delivered at or above their revenue models. With this backdrop, let me turn to 2024 guidance, and our two key measures of success – revenue growth and free cash flow. We expect constant currency revenue growth in line with our mid-single digit model.

IBM 4Q23 Earnings Prepared Remarks As we start the year, I think it’s prudent to assume the low end of that model. And for free cash flow, we expect to generate about $12 billion. Our revenue expectations are underpinned by solid growth in both Software and Consulting. In Software, given our pipeline of business, investment in innovation and the contribution of acquisitions, we expect revenue growth slightly above the high end of our mid-single digit model. In Consulting, our solid signings and book-to-bill ratio support revenue growth in the range of six to eight percent, with acceleration throughout the year. Given this growth profile, coupled with our productivity actions, we expect to see well over a point of pre-tax margin expansion in each of these segments. And then in Infrastructure, as we are entering the year seven quarters into the z16 cycle, we expect 2024 Infrastructure revenue to decline. This should drive over a point impact to IBM’s overall revenue growth. And given these z cycle dynamics, we expect Infrastructure pre- tax margin to be lower year over year. Bringing it all together, with these segment dynamics, we expect IBM’s operating pre-tax margin to expand by about half a point, consistent with what we delivered in 2023. Our tax rate for the year should also be fairly consistent with 2023 and as always, the timing of discrete items can cause the rate to vary within the year. For free cash flow, we expect to generate about $12 billion in 2024, driven primarily by growth in Adjusted EBIDTA. We will have lower cash requirements driven by changes in our retirement plans, which will be offset by higher capex and other balance sheet dynamics. Let me comment on a couple of items that are included in our guidance. First, we are seeing increased productivity in our business, which will lead to workforce rebalancing fairly consistent with 2023 levels. And second,

IBM 4Q23 Earnings Prepared Remarks as we remain focused on portfolio optimization, we expect to close the sale of the Weather Company assets in the first quarter. On a full year basis, we expect this to impact revenue growth by over half a point, and any pre-tax gain from the transaction will be partially offset by forgone profit. In the first quarter of 2024, the company will re-align its management structure to manage these assets outside of the Software segment, within Other – divested businesses, which will provide comparability within Software on a year over year basis. Looking to the first quarter, I’d expect our revenue growth rate to be similar to the full year. For profit, we expect the first-half to second-half skew of net income to be fairly consistent with history, and first quarter to be a couple points better than last year’s skew. In summary, we have a durable growth business with strong free cash flow generation. We have made a lot of progress this past year and feel good about our position as we enter 2024. Arvind and I are now happy to take your questions. Olympia, let’s get started.

IBM 4Q23 Earnings Prepared Remarks Closing Thank you, Jim. As a reminder supplemental information is provided at the end of this presentation. And please refrain from multi-part questions. Operator, let’s please open it up.